Exhibit 16.1

March 27, 2019

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:    Advanced Energy Industries, Inc.
File No. 000-26966

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Advanced Energy Industries, Inc. dated March 25, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP